UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 19, 2016

Date of Report (Date of earliest event reported)

KSIX MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave., Suite A-910 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 701-8030

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On or about April 1, 2016, the Company received a “Notice of Conversion” from Paywall, Inc. (“Paywall”) pursuant to a March 23, 2016 addendum to a Convertible Promissory Note dated January 19, 2016 (the “Conversion”). Pursuant to this Conversion, the Company was obligated to issue to Paywall, Inc. 454,545 shares of Common Stock restricted in accordance with Rule 144 in exchange for the forgiveness of $20,000 owed to Paywall. On April 6, 2016, the Company received a letter from Paywall assigning full ownership to the aforementioned common stock to Edwin Winfield, a Nevada resident (the “Winfield Stock”). The issuance of the Winfield Stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. Mr. Winfield is a sophisticated investor, familiar with our corporate operations, and there was no general solicitation. This transaction (e.g. Paywall Conversion and Assignment) was approved by Written Consent of the Board of Directors through authority set forth in our Articles of Incorporation, corporate bylaws, and §78.315 of the Nevada Revised Statutes. The Winfield Stock was issued on or about June 14, 2016, and was fully paid and non-assessable upon the receipt of the Notice of Conversion from Paywall, Inc.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 – Paywall Convertible Promissory Note Payable dated January 19, 2016

10.2 – Paywall First Amended Pledge Agreement dated January 19, 2016

10.3 – Paywall Irrevocable Release of Claims Agreement dated January 19, 2016

10.4 – Paywall Addendum to Convertible Note dated March 23, 216

10.5 - Paywall Notice of Conversion dated April 1, 2016

10.6 – Paywall Instruction Letter of Assignment dated April 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN ENERGY RESOURCES, INC.

DATE: July 19, 2016	By:	/s/ Carter Matzinger
	Name:	Carter Matzinger
	Title:	President and Chief Executive Officer